UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2021

SOW GOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (214) 623-6055

Black Ridge Oil & Gas, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SOWG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 21, 2021, Black Ridge Oil & Gas, Inc., a Nevada corporation (the “Company” or “we” or “our” as applicable) changed its corporate name from Black Ridge Oil & Gas, Inc., to Sow Good Inc. (the “Name Change”). The Name Change was effected through a parent/subsidiary short form merger, pursuant to an Agreement and Plan of Merger dated January 20, 2021 (the "Plan of Merger"), with our recently formed wholly owned subsidiary, Sow Good Inc., a Nevada corporation (the "Merger Sub"). Pursuant to the Plan of Merger, we agreed that Merger Sub would merge with and into our company (the "Merger"). The Company’s Board of Directors approved the Merger on November 19, 2020. As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company's name. Following the consummation of the Merger, the separate existence of Merger Sub would cease, and we would continue as the surviving corporation with our name changed to Sow Good Inc.

Pursuant to the Plan of Merger, (i) our articles of incorporation in effect at the effective time of the Merger, as amended pursuant to the Articles of Merger (as defined below) to change the name of the surviving corporation to Sow Good Inc., would be the articles of incorporation of the surviving corporation, (ii) our bylaws in effect at the effective time of the Merger would be the bylaws of the surviving corporation, and (iii) our directors and officers immediately prior to the effective time of the Merger would be the directors and officers of the surviving corporation.

On January 21, 2021, the Company received notice from Financial Industry Regulatory Authority (“FINRA”) that all required documents relating to the Name Change had been received and that the Name Change would take effect at the opening of trading on January 22, 2021.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Plan of Merger, and is subject to and qualified in its entirety by reference to the full text of the Plan of Merger, which is attached hereto as Exhibit 2.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2021, we filed articles of merger (the "Articles of Merger"), with the Secretary of State of the state of Nevada to effect the Merger. The Articles of Merger provided that Article I of our articles of incorporation was amended to change our name to “Sow Good Inc.”

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Articles of Merger, and is subject to and qualified in its entirety by reference to the full text of the Articles of Merger, which are attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

In connection with the Name Change, the Company changed its ticker symbol from “ANFC” to “SOWG”, effective as of the opening of trading on January 22, 2021. Outstanding stock certificates for shares of the Company are not affected by the Name Change and ticker symbol change and will continue to be valid and need not be exchanged.

On January 22, 2021, the Company issued a press release announcing the Merger, the name change and the other various matters described in this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 and is available on the Company’s investor relations website at https://ir.stockpr.com/blackridgeoil/overview.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated January 20, 2021
3.1	Articles of Merger
99.1	Press Release dated January 22, 2021

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: January 22, 2021

3